Exhibit 10.23

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 18, 2019, by and among SILICON VALLEY BANK, a California corporation (“Bank”), as collateral agent (in such capacity, “Collateral Agent”), Bank in its capacity as a Lender, and the other Lenders party to that certain Second Amended and Restated Loan and Security Agreement dated as of May 14, 2018 (as the same may from time to time be amended, modified, supplemented or restated, including by that certain Consent and First Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 3, 2019 and that certain Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 29, 2019, collectively, the “Loan Agreement”) (together with Bank, each a “Lender” and collectively, the “Lenders”), and CLEARSIDE BIOMEDICAL, INC., a Delaware corporation (“Borrower”).

Recitals

A.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.Borrower has requested that Lenders amend the Loan Agreement to (i) modify the repayment schedule, (ii) modify certain fees, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

C.Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.1 (Term Loans).  Sections 2.1.1(a) and 2.1.1(b) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“2.1.1Term Loans.

(a)Availability.  Subject to the terms and conditions of this Agreement, prior to the Third Amendment Effective Date, the Lenders have, severally and not jointly, made term loans to Borrower in an aggregate principal amount of Ten Million Dollars ($10,000,000) according to each Lender’s Term Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term Loan”, and collectively as the “Term Loans”). As of the Third Amendment Effective Date, the outstanding principal balance of the Term Loans is Ten Million Dollars ($10,000,000) before the repayment discussed in subsection (b) below.

(b)Repayment.  On the Third Amendment Effective Date, Borrower shall repay Five Million Dollars ($5,000,000) of the outstanding principal balance of the Term Loans and for the avoidance of doubt, no portion of the Final Payment or Termination Fee or any other fees shall be required to be paid by Borrower to Lenders in connection with such prepayment.   Any amount of the Term Loans that remain outstanding shall be “interest only” through the Amortization Start Date and shall be payable in accordance with Section 2.3(c) below.  Borrower shall repay the Term Loans in equal monthly installments of principal, together with accrued interest, in arrears, to each Lender in accordance with its respective Pro Rata Share, as calculated by such Lender (which calculations shall be deemed correct absent manifest error) (each, a “Term Loan Payment”).  Beginning on the Amortization Start Date, each Term Loan Payment shall be payable on the Payment Date of each month.  Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loans and the Final Payment.  Once repaid, no Term Loan may be reborrowed.  Each Term Loan may only be prepaid in accordance with Sections 2.1.1(c)(i) and 2.1.1(c)(ii).”

2.2Section 5.2 (Collateral).  The first paragraph of Section 5.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“5.2Collateral.  Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Collateral Agent in connection herewith and which Borrower has taken such actions as are necessary to give Collateral Agent a perfected security interest therein, pursuant to the terms of Section 6.6.  The Accounts are bona fide, existing obligations of the Account Debtors.”

2.3Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 of the Loan Agreement hereby is amended by (i) deleting the word “and” at the end of Section 6.2(h), (ii) amending and restating Section 6.2(i) in its entirety to read as follows, and (iii) adding new subsection 6.2(j) thereto to read in their entirety as follows:

“(i)Beneficial Ownership.  Prompt written notice of any changes to the beneficial ownership information set out in Addendum 1 to the Perfection Certificate.  Borrower understands and acknowledges that Lenders rely on such true, accurate and up-to-date beneficial ownership information to meet Lenders’ regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(j)Other Financial Information.  Promptly after Collateral Agent or any Lender’s reasonable request therefor, such other information regarding Borrower’s or any of its Subsidiaries’ operations, business affairs, financial condition and/or compliance with this Agreement.”

2.4Section 6.6 (Operating Accounts).  New subsection (d) is hereby added to Section 6.6 of the Loan Agreement as follows:

“(d)Maintain at all times the Pledged Account in accordance with the terms hereof and of the Pledge Agreement.”

2.5Section 6.11 (Formation or Acquisition of Subsidiaries).  Section 6.11 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.11Formation or Acquisition of Subsidiaries.  Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower shall (a) with respect to Domestic Subsidiaries only, cause such new Domestic Subsidiary to provide to Collateral Agent and the Lenders a joinder to the Loan Agreement to cause such Domestic Subsidiary to become a co‑borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Collateral Agent and the Lenders (including being sufficient to grant Collateral Agent, for the ratable benefit of the Lenders, a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Domestic Subsidiary), (b) provide to Collateral Agent and the Lenders appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary to Collateral Agent, for the ratable benefit of the Lenders, in form and substance satisfactory to Collateral Agent and the Lenders, and (c) provide to Collateral Agent or the Lenders all other documentation in form and substance reasonably satisfactory to Collateral Agent and the Lenders, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.”

2.6Section 6.13 (Cash Collateralization Trigger).  New Section 6.13 hereby is added to the Loan Agreement in its entirety to read as follows:

“6.13Cash Collateralization Trigger.  If, at any time after the Third Amendment Effective Date but prior to repayment in full of all Obligations, the sum of Borrower’s unrestricted cash and Cash Equivalents maintained in depository and/or operating accounts at Bank is less than Ten Million Dollars ($10,000,000) (the “Collateralization Trigger”), Borrower hereby authorizes and directs Collateral Agent to immediately transfer to the Pledged Account (from any one or a combination of Borrower’s accounts at Bank) an amount of cash and/or Cash Equivalents equal to the sum of (i) the then-outstanding principal balance of the Term Loans, plus (ii) an amount equal to the Final Payment, in order to cash collateralize all amounts owing from Borrower to Lenders in connection with the Term Loans and the Final Payment (a “Cash Collateralization”), it being understood that the foregoing authorization shall constitute an immediate Cash Collateralization of the Obligations, irrespective of any delay by Collateral Agent in effecting such transfer.”

2.7Section 7.1 (Dispositions).  Section 7.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business;

(b) of surplus, worn‑out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) Permitted Licenses, and (g) not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year.”

2.8Section 7.3 (Mergers or Acquisitions).  Section 7.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division).  A Subsidiary may merge or consolidate into a Domestic Subsidiary (so long as the surviving entity is a Domestic Subsidiary) or into Borrower (so long as the surviving entity is the Borrower).”

2.9Section 7.6 (Maintenance of Collateral Accounts).  Section 7.6 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.6Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.”

2.10Section 8.2 (Covenant Default).  Section 8.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.8(b), 6.10, 6.11, or 6.13 or violates any covenant in Section 7; or”

2.11Section 14.1 (Definitions).  The following defined terms and their respective definitions hereby are added or amended and restated in their entirety, as appropriate, in Section 14.1 of the Loan Agreement to read in their entirety to read as follows:

“Amortization Start Date” is May 1, 2020; provided however, if Borrower achieves the New Capital Event, the Amortization Start Date shall automatically, with no further action required by the parties hereto, be extended to November 1, 2020.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.1.1(c)(i) or (ii), equal to Three Hundred Forty Thousand Four Hundred Forty One Dollars and Thirty Six Cents ($340,441.36), payable to Lenders in accordance with their respective Pro Rata Shares

“Loan Documents” are, collectively, this Agreement, the Warrants, the Intellectual Property Security Agreement, the Perfection Certificate, the Pledge Agreement, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form, each Guaranty, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“New Capital Event” means Borrower’s delivery to Lenders of evidence, in form and substance satisfactory to Lenders in their sole discretion, that Borrower has received, after September 1, 2019, but on or prior to April 23, 2020, net cash proceeds in an aggregate amount not less than Ten Million Dollars ($10,000,000) from (i) the sale of Borrower’s equity securities to investors and on terms and conditions acceptable to Lenders in their reasonable discretion, and/or (ii) milestone payments made to Borrower pursuant to a new License Agreement entered into on or after the Third Amendment Effective Date on terms and conditions acceptable to Lenders in their sole discretion.

“Pledge Agreement” means that certain Cash Pledge Agreement and Annex I attached thereto executed by Borrower in favor of Collateral Agent for the ratable benefit of Lenders and dated as of the Third Amendment Effective Date.

“Pledged Account” means restricted account number xxx-xxx-0991 established and maintained by Borrower at Bank.

“Third Amendment Effective Date” means October 18, 2019.

2.12Section 14 (Definitions). The following defined term and its definition hereby is deleted from Section 14.1 and the balance of the Loan Agreement in its entirety:

“Final Payment Percentage”.

2.13New Addendum 1 is hereby added to the Perfection Certificate in the form attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document or (c) constitute a novation of any Indebtedness (or any Liens granted) under the Loan Documents.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Lenders on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower ;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Release by Borrower.

5.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and Lenders and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

5.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and Lenders to enter into this Agreement, and that Collateral Agent and Lenders would not have done so but for Collateral Agent’s and Lenders’ expectation that such release is valid and enforceable in all events.

5.5Borrower hereby represents and warrants to Collateral Agent and Lenders, and Collateral Agent and Lenders are relying thereon, as follows:

(a)Except as expressly stated in this Agreement, none of Collateral Agent, any Lender nor any agent, employee or representative of Collateral Agent or any Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b)Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)The terms of this Agreement are contractual and not a mere recital.

(d)This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Collateral Agent and Lenders, defend and hold them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Ratification of Intellectual Property Security Agreement.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of August 29, 2019 between Collateral Agent and Borrower, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

8.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Lenders in such Perfection Certificate have not changed, as of the date hereof, with the exception of inclusion of Addendum 1 to the Perfection Certificate attached hereto.

9.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Lenders of (i) this Amendment by each party hereto, (ii) Addendum 1 to Perfection Certificate in the form attached hereto, and (iii) the Pledge Agreement together with evidence of Borrower’s establishment of the Pledged Account, and (b) Borrower’s payment to Lenders of (i) Five Million Dollars ($5,000,000) of the outstanding principal balance owing from Borrower to Lenders in connection with the Term Loans on or prior to the earlier of (A) the date on which Borrower enters into a License Agreement with respect to Xipere or (B) October 1, 2019, and (ii) all Lenders’ Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.

11.Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

CLEARSIDE BIOMEDICAL, INC.

By /s/ Charles A. Deignan
Name: Charles A. Deignan
Title: CFO

COLLATERAL AGENT AND LENDER:

SILICON VALLEY BANK

By /s/ Michael McMahon
Name: Michael McMahon
Title: Director

LENDERS:

ELM 2016-1 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

By /s/ John O’Dea
Name: John O’Dea
Title: Authorized Signatory

ELM 2018-2 TRUST, as Assignee

By: MidCap Financial Services Capital Management, LLC, as Servicer

By /s/ John O’Dea
Name: John O’Dea
Title: Authorized Signatory

[Signature Page to Third Amendment to Second Amended and Restated Loan and Security Agreement]

Addendum 1 to Perfection Certificate

1.	Is the Company any of the following:
a.

a public company or an issuer of securities that are registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934 or that is required to file reports under Section 15(d) of that Act;

b.	an investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940;
c.	an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940; or
d.	a pooled investment vehicle operated or advised by a regulated financial institution (including an SEC-registered investment adviser)?
Yes	☐ No☐

If yes, skip to the signature page below.  If no, continue to question 2:

2.	Is the Company a pooled investment vehicle that is not operated or advised by a regulated financial institution?
Yes	☐ No☐

If yes, skip to question 4 below.  If no, continue to question 3:

3.

Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:

Yes	☐ No☐

If yes, complete the following information.  If no, continue to question 4 below.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

4.

Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions.  If appropriate, an individual listed in the Perfection Certificate above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date
1

[Balance of Page Intentionally Left Blank]

The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in this Addendum 1 to Perfection Certificate and the Perfection Certificate is true, complete and correct.

Date: September __, 2019

By:

Name:

Title:

Email:

Phone:

[Signature Page to Addendum 1 to Perfection Certificate]